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                     ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of July 1, 1997, is by and between DRUG GUILD DISTRIBUTORS, INC., a New Jersey corporation (the "Assignor") and NEUMAN DISTRIBUTORS, INC., a New Jersey corporation (the "Assignee"). Capitalized terms used and not defined herein shall have their respective meanings set forth in the Asset Purchase Agreement, dated as of July 1, 1997 by and among Assignor, Assignee and Neuman Health Services, Inc. ("Neuman"), a New Jersey corporation (the "Asset Purchase Agreement").

                              W I T N E S S E T H:

     WHEREAS, Assignor, Assignee and Neuman have entered into the Asset Purchase Agreement; and

     WHEREAS, pursuant to the Asset Purchase Agreement, Assignor is to assign to Assignee (i) all of Assignor's contracts and agreements which by their terms or are otherwise expected to result in the payment or receipt of less than $100,000 or which have terms of less than one year, (ii) all of the contracts set forth on Schedule 4.01(i) to the Asset Purchase Agreement and (iii) the Collective Agreement (collectively, the "Contracts") and certain transferable permits and licenses (the "Permits") set forth on Schedule 4.01(v) to the Asset Purchase Agreement relating to the Assets and the Business and Assignee is to assume certain liabilities and obligations of Assignor.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

     1. Assignment.

     (a) Assignor hereby assigns, transfers, grants and conveys all of Assignor's right, title and interest in and to, and the performance of the duties and obligations of Assignor under, the Contracts and Permits to the Assignee, its successors and assigns.

     (b) Assignee hereby accepts such assignment, transfer, grant and conveyance, assumes the performance of the duties and obligations of Assignor under the Contracts and Permits, and agrees to discharge in due course all such duties and obligations.

     (c) The assignment of all Contracts and Permits hereunder which require consent for assignment is conditioned upon the absence of any objection to such assignment by the respective third parties thereto. In the event that a third party objects to the assignment of any Contracts or Permits, or in the event that the assignment is prohibited



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by its terms ,the assignment of such Contracts or Permits hereunder shall be deemed voided.

     2. Assumption. Assignee agrees to (a) perform, pay and discharge (i) all those trade accounts payable and (ii) all those accrued expenses and withholdings (A) reflected in the Closing Balance Sheet as "Current Liabilities," except to the extent performed, paid or discharged prior to the date hereof, or (B) which are outstanding on the date hereof and which were incurred in the ordinary course of business or with the express written consent of the Chief Financial Officer of Assignee (collectively, the "Assumed Current Liabilities"), (b) perform and discharge in accordance with their terms those
(A) obligations outstanding on the date hereof under the Contracts, including but not limited to the Collective Agreement, and (B) issued, outstanding but uncleared checks of Assignor (the "Checks") to the extent the Checks are classified and reflected as trade accounts payable on the Closing Balance Sheet and perform, pay or discharge any other Assumed Liability, (c) perform, discharge and pay in accordance with their terms those liabilities directly arising after the date hereof from any agreement, commitment, purchase, order, contract, license, lease, right or other contract document which Assignee has requested be transferred to it pursuant to the Asset Purchase Agreement but which has not been so transferred due to the failure of Assignor to obtain the consent or approval required for transfer, provided that Assignee has requested and received the same economic benefit of such contract pursuant to the Asset Purchase Agreement and such liability shall not have arisen as a result of Assignor's actions or inactions, (d) perform, pay and discharge any other liabilities of Assignor included in the Closing Balance Sheet other than any such liabilities which are specifically excluded herein and (e) perform, pay and discharge any liability of Assignor incurred with the express written consent of the Chief Financial Officer of Assignee since the Balance Sheet Date.

     Notwithstanding the foregoing, in no event shall Assignee be required to assume, agree to perform, pay, or discharge and Assignor shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of Assignor, including but not limited to: (i) with respect to all periods prior to the date hereof, except as specifically set forth in
Section III of the Asset Purchase Agreement, severance, termination or other payments or benefits (including but not limited to post-retirement benefits including but not limited to those owing under Assignor's severance policy), any union contract or any employment agreement to any employees (union or non-union), sales agents or independent contractors employed by Assignor prior to the date hereof, liabilities arising under any federal, state or local "plant closing law", liabilities accruing under the Assignor's employee benefit plans, vacation pay plans or programs, retirement plans, pension plans or savings or profit sharing plans heretofore or presently maintained by Assignor; (ii) worker's compensation claims; (iii) stock option or other stock-based awards made to employees of Assignor or any subsidiary of Assignor, if any; (iv) liabilities for any federal, state or local income, gross receipts, license, payroll, excise, withholding, transfer, registration, value added, alternative, add-on minimum, sales and/or compensating use tax taxes (including interest, penalties and additions to such taxes) or any deferred income taxes of Assignor;
(v) liabilities incurred in connection with violations of occupational safety, wage, health,



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welfare, employee benefit or Environmental Laws or regulations, which violation did not result from the action or inaction of Assignee subsequent to the date hereof including, but not limited to, any claim arising from the violation of any law, regulation or ordinance relating to environmental matters or disposal of hazardous substances and liabilities relating to the remediation of environmental conditions; (vi) liabilities to the extent related solely to the Excluded Assets; (vii) any tax (including but not limited to any federal, state or local income, franchise, single business, value added, excise, customs, intangible, transfer, recording, documentary or other tax) imposed upon, or incurred by, Assignor, if any, in connection with or related to the Asset Purchase Agreement or the transactions contemplated thereby (but excluding any sales and use tax imposed by any taxing authority with respect to the sale, assignment and delivery of the Business and the Assets); (viii) other than the Assumed Liabilities, any liabilities of Assignor to third parties arising out of the failure of Assignor to obtain any necessary consents to the assignment to Assignee of the Contracts or Permits (including damages asserted by third parties for breach of such Contracts or Permits due to the failure to obtain such consents); (ix) except to the extent reserved for on the Closing Balance Sheet, liabilities which are undisclosed or contingent; (x) liabilities, other than the Assumed Liabilities, to creditors of Assignor; (xi) liabilities for any state franchise taxes or annual license or other fees relating to qualification as a foreign corporation or authorization to do business in such states (including interest, penalties and additions to such taxes and fees); (xii) liabilities resulting from any investigations or inquiries by governmental authorities relating to the Business; (xiii) liabilities with respect to the operation of the Business prior to the date hereof that may be incurred by Assignor as penalties, fines, charges or assessments by the DEA; (xiv) liabilities or obligations in respect of preferred shares of capital stock of Assignor or the holders thereof; (xv) liabilities (including without limitation any liabilities under the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C ss.ss. 9601 et seq.) arising out of or incurred in connection with any Hazardous Material located in, on, under, or originating from the Real Estate, equipment of any type thereon and/or leasehold improvements prior to the date hereof, whether the existence of such Hazardous Materials is currently known or unknown, as well as any liabilities arising out of or in connection with any Environmental Law relating in any way to the conduct of the Business prior to the date hereof; (xvi) liabilities or obligations in respect of Assignor's relationship with Meadow Trucking, Inc.;
(xvii) liabilities or obligations relating to any brokerage fees payable by Assignor upon the consummation of the transaction contemplated by the Asset Purchase Agreement; and (xviii) any other liabilities of any kind or nature whether now in existence or arising hereafter not expressly assumed by Assignee.

     3. This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.


     4. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws principles.


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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and
Assumption Agreement as of the date first above written.

                                            ASSIGNOR

                                            DRUG GUILD DISTRIBUTORS, INC.

                                            By /s/ Harold Blumenkrantz
                                               ----------------------------
                                            Name:  Harold Blumenkrantz
                                            Title: President


                                            ASSIGNEE

                                            NEUMAN DISTRIBUTORS, INC.

                                            By /s/ Philip A. Piscopo
                                               ----------------------------
                                            Name:  Philip A. Piscopo
                                            Title: Executive Vice President

The undersigned hereby guarantees the performance and obligations of Neuman Distributors, Inc. under this Assignment and Assumption Agreement.

                                            NEUMAN HEALTH SERVICES, INC.

                                            By /s/ Philip A. Piscopo
                                               ----------------------------
                                            Name:  Philip A. Piscopo
                                            Title: Chief Financial Officer


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